Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Annual Report of AFG Investment Trust C Liquidating Trust (the “Liquidating Trust”), on Form 10-KSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President of the Manager and of the Trust, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the net assets in liquidation and changes in net assets in liquidation of the Liquidating Trust.

/s/ Gary D. Engle
Gary D. Engle
President and a Director
of AFG ASIT Corporation
(Principal Executive Officer)
Date: February 24, 2006